Exhibit 10.5

Execution Version

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of August 4, 2017 and effective as of May 1, 2017 (the “Effective Date”), is entered into by and between Brundage- Bone Concrete Pumping, Inc., a Colorado corporation (the “Company”), and Stephen De Bever (“Executive”).

WHEREAS, the Company desires to employ Executive and Executive desires to accept employment with the Company, in each case, upon and subject to the terms and conditions set forth herein and effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Term. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment with the Company under this Agreement shall be for a term commencing on the Effective Date and ending at 11:59 pm (MT) on the day immediately preceding the first (1st) anniversary thereof (the “Initial Term”). Thereafter, Executive’s employment with the Company under this Agreement shall continue for successive one (l)-year periods (each, a “Renewal Term”), unless either party provides written notice to the other of its election not to renew the term (a “Non-Renewal”) at least ninety (90) days prior to the commencement of such renewal period. The Initial Term and any Renewal Term(s) are referred to collectively in this Agreement as the “Term.”

2.             Position and Duties. During the Term, Executive shall serve as Chief Operating Officer of the U.S. operations of the Company, reporting to the Chief Executive Officer of the Company (or his or her designee), and shall serve in such other or additional positions as the Company may determine from time to time. Executive shall perform such duties as are usual and customary for Executive’s position(s) and shall devote such time to the business and affairs of the Company, its subsidiaries and its affiliates as is necessary to perform the services required hereunder. Executive shall not engage in any other employment, occupation, consulting or other business activity during the Term; provided, however, that it shall not be a violation of this Agreement for Executive to continue to provide services as the President of Eco-Pan, Inc. (“Eco- Pan”) during the Term as requested by the Company, to the extent that such services do not, individually or in the aggregate, materially interfere with Executive’s performance of his obligations hereunder. Executive agrees to observe and comply with the rules and policies of the Company, as in effect from time to time, including, and without limitation, Executive’s obligations to the Company upon a termination of employment as set forth herein.

3.             Location. During the Term, Executive shall perform the services required by this Agreement at the Company’s headquarters in Denver, Colorado (the “Principal Location”) or such other location as the Company shall determine, except for travel to other locations as may be necessary to fulfill Executive’s duties and responsibilities hereunder.

4.             Compensation and Benefits; Expenses.

(a)          Base Salary. During the Term, Executive shall receive a base salary (the “Base Salary”) of $250,000 per year. The Base Salary shall be reviewed annually by the Board of Directors of the Company (the “Board”) and may be increased (but not reduced) from time to time by the Board in its sole discretion. The Base Salary shall be paid in accordance with the Company’s customary payroll practices, as in effect from time to time, but no less often than monthly.

(b)         Annual Bonus. For each fiscal year of the Company ending during the Term (commencing with the Company’s fiscal year 2017), Executive shall be eligible to earn a cash performance bonus (the “Annual Bonus”) under the annual bonus program maintained by the Company from time to time, if any, based on the attainment of Company and/or individual performance objectives, as determined by the Board acting in good faith. Executive’s target annual bonus shall equal forty percent (40%) of Executive’s Base Salary (the “Target Bonus”). The actual amount of any Annual Bonus (if any) shall be determined by reference to the attainment of applicable performance objectives, as determined by the Board in its sole discretion, and may equal zero. Any Annual Bonus shall be paid to Executive on the date on which annual bonuses are paid generally by the Company to its senior executives with respect to such fiscal year, subject to and conditioned on Executive’s continued employment with the Company through the applicable payment date (except as otherwise provided in Section 6 of this Agreement).

(c)          Benefits. During the Term, Executive will be eligible to participate in the health, welfare and retirement benefit plans, policies and programs (including, as applicable, medical, dental, disability, life and accidental death insurance plans and programs) and any vacation or paid-time-off policies or programs, in each case, as maintained by the Company for the benefit of its similarly-situated executives from time to time. Nothing contained in this Section 4(c) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain, or restrict the Company’s ability to amend or terminate, any health, welfare, retirement, fringe or other benefit plan(s) or program(s) at any time.

(d)          Car Allowance. In addition to the compensation described above, during the Term, the Company shall pay to Executive a car allowance equal to $2,000 per month, subject to any applicable tax withholding requirements (the “Car Allowance”). The Car Allowance shall be paid in installments in accordance with the Company’s customary payroll practices, as in effect from time to time, but no less often than monthly.

(e)          Expenses. During the Term, Executive shall be entitled to receive prompt reimbursement for all ordinary and necessary business expenses incurred by Executive in the performance of Executive’s services hereunder in accordance with the policies, practices and procedures of the Company applicable to similarly-situated executives of the Company, as in effect from time to time.

(f)           Vacation. During the Term, Executive shall be entitled to accrue, use and rollover paid vacation in accordance with the applicable policies and practices of the Company, as in effect from time to time.

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5.             Termination of Employment.

(a)          Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Term. The Company may terminate Executive’s employment in the event of Executive’s Disability during the Term. For purposes of this Agreement, “Disability” shall mean Executive is “disabled” within the meaning of Section 409A (as defined below).

(b)         Cause. Executive’s employment may be terminated at any time by the Company, for Cause (as defined below) or without Cause in accordance with the terms of this Agreement. For purposes of this Agreement, “Cause” shall mean the occurrence of one or more of the following:

(i)            Executive’s commission of, or entry by Executive of a guilty or no contest plea to, a felony or other crime involving moral turpitude;

(ii)           Executive’s commission of an act of fraud, embezzlement or dishonesty in connection with the performance of Executive’s services under this Agreement or otherwise involving the Company;

(iii)         Executive’s willful failure to substantially perform or gross neglect of Executive’s duties (including, but not limited to, the failure to follow any lawful directive from the Company within the reasonable scope of Executive’s duties) and Executive’s failure to cure the same, to the extent capable of cure, within ten (10) days of receiving written notice from the Company;

(iv)          Executive’s performance of acts that are or would reasonably be expected to become materially detrimental to the Company or any affiliate of the Company and Executive’s failure to cure the same, to the extent capable of cure, within ten (10) days of receiving written notice from the Company;

(v)          Executive’s use of alcohol or illicit drugs in the workplace or otherwise in a manner that has or may reasonably be expected to have a detrimental effect on Executive’s performance, Executive’s duties to the Company or the reputation of the Company or any affiliate of the Company;

(vi)         Executive’s commission of a material violation of any applicable rule or policy of the Company of which Executive had notice prior to such violation and Executive’s failure to cure the same, to the extent capable of cure, within ten (10) days of receiving written notice from the Company; or

(vii)        Executive’s material breach of this Agreement or any other written agreement between Executive and the Company and/or its affiliates and Executive’s failure to cure the same, to the extent capable of cure, within ten (10) days of receiving written notice from the Company.

(c)          Good Reason. Executive may terminate Executive’s employment at any time, for Good Reason (as defined below) or without Good Reason, in accordance with the terms of this Agreement. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following events:

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(i)           the Company relocates Executive’s principal place of employment by more than fifty (50) miles from the Principal Location; or

(ii)          a material reduction in Executive’s Base Salary by the Board.

Notwithstanding the foregoing, Executive’s termination shall not constitute a termination for “Good Reason” as a result of any event in (i)-(ii) above unless (1) Executive first provides the Company or its successor with written notice thereof within thirty (30) days after the occurrence of such event, (2) to the extent correctable, the Company or its successor fails to cure the circumstance or event so identified within thirty (30) days after receipt of such notice, and (3) the effective date of Executive’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the Company’s cure period.

6.             Obligations of the Company Upon Termination.

(a)           Accrued Obligations. In the event that Executive’s employment under this Agreement terminates during the Term for any reason, upon such termination, the Company will pay to Executive (or Executive’s estate, as applicable) in a single lump sum payment, within ten calendar (10) days after the Termination Date (as defined below), or such earlier date as may be required by applicable law, the aggregate amount of (i) any earned but unpaid Base Salary through the Termination Date, (ii) any accrued but unused vacation (if any) through the Termination Date, and (iii) any unreimbursed business expenses incurred prior to the Termination Date that are reimbursable in accordance with Section 4(e) above (together, the “Accrued Obligations”). Vested benefits (if any) under any employee benefit plans shall be governed by the terms and conditions of the applicable plans.

(b)          Termination Without Cause or for Good Reason. If, during the Term, the Company terminates Executive’s employment without Cause or Executive terminates Executive’s employment for Good Reason, in either case, upon Executive’s “separation from service” from the Company (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) (a “Separation from Service” and, the date of any such Separation from Service, the “Termination Date”), subject to and conditioned upon Executive’s timely execution and non-revocation of a general release of claims substantially in the form attached hereto as Exhibit A (the “Release”) and Executive’s continued compliance with the provisions of Section 7 below (the “Restrictions”), Executive will be entitled to receive the payments and benefits set forth below:

(i)           The Company shall pay to Executive an amount in cash equal to twelve (12) months of Executive’s then-current Base Salary (the “Cash Severance”). The Company shall pay the Cash Severance in substantially equal installments in accordance with the Company’s normal payroll practices during the period commencing on the Termination Date and ending on the twelve (12)-month anniversary thereof (the “Severance Period”); provided, that if the aggregate period during which Executive is entitled to consider and/or revoke the Release spans two (2) calendar years, no payments under this Section 6(b) shall be made prior to the beginning of the second (2nd) such calendar year;

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(ii)          The Company shall pay to Executive a pro-rated Target Bonus for the year in which the Termination Date occurs, determined by multiplying Executive’s Target Bonus for the year in which the Termination Date occurs by a fraction, the numerator of which equals the number of days Executive was employed by the Company during the calendar year in which the Termination Date occurs and the denominator of which equals 365 (the “Pro-Rated Bonus”). The Pro-Rated Bonus shall be payable in a single lump-sum amount within sixty (60) days following the Termination Date, provided, that if such sixty (60)-day period spans two (2) calendar years, the Pro-Rated Bonus shall be paid in the latter such calendar year; and

(iii)          During the period commencing on the Termination Date and ending on the twelve (12)-month anniversary of the Termination Date or, if earlier, the date on which Executive becomes eligible for coverage under a subsequent employer’s group health plan (in any case, the “COBRA Period”), subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Code and the regulation thereunder, the Company shall, in its sole discretion, either (A) continue to provide to Executive and Executive’s dependents, at the Company’s sole expense, or (B) reimburse Executive and Executive’s dependents for, coverage under its group health plan at the same levels in effect on the Termination Date; provided, however, that if (I) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (II) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (III) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the COBRA Period (or remaining portion thereof) (the payments and benefits set forth in this Section 6(b)(iii), collectively, the “COBRA Benefits”).

Notwithstanding the foregoing, upon any breach by Executive of any of the Restrictions on or following the Termination Date, any unpaid portion of the Cash Severance, Pro-Rated Bonus and/or COBRA Benefits (together, the “Severance”) shall cease to be payable and shall be forfeited by Executive upon such breach, and any Severance amounts paid to Executive on or after the date of any such breach shall be repaid by Executive to the Company immediately upon demand therefor.

(c)          Termination due to Death or Disability. If during the Term, Executive’s employment terminates due to Executive’s death or the Company due to Executive’s Disability, in either case, upon Executive’s Separation from Service from the Company, subject to and conditioned upon Executive’s (or, if applicable, Executive’s estate’s) timely execution and nonrevocation of the Release and continued compliance with the Restrictions, Executive (or, if applicable, Executive’s estate) will be entitled to receive the Pro-Rated Bonus, payable in a single lump-sum amount within sixty (60) days following the Termination Date; provided, that if such sixty (60)-day period spans two (2) calendar years, the Pro-Rated Bonus shall be paid in the latter such calendar year.

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(d)           Other Terminations. If Executive’s employment is terminated for any reason not described in Section 6(b) or (c) above (including, without limitation, due to a termination of Executive’s employment (i) by the Company for Cause, (ii) by Executive without Good Reason, or (iii) due to a Non-Renewal of the Term by Executive or the Company), the Company will pay Executive only the Accrued Obligations within thirty (30) days after the Termination Date (or such earlier date as may be required under applicable law).

(e)           Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments under Section 6 hereof, shall be paid to Executive during the six (6)-month period following Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period (without interest).

(f)           Termination of Offices and Directorships; Full Settlement. Upon termination of Executive’s employment for any reason, unless otherwise specified in a written agreement between Executive and the Company, Executive shall be deemed to have resigned from all offices, directorships, and other employment positions then held with the Company or its affiliates, if any, and shall take all actions reasonably requested by the Company to effectuate the foregoing. Except as expressly provided in this Agreement or in any employee benefit plan under which Executive is entitled to receive vested benefits (as described in Section 6(a) above), the Company shall have no further obligations, and Executive shall have no further rights or entitlements, in connection with or following Executive’s termination of employment.

(g)          Obligations of Executive Upon Termination. Upon termination of Executive’s employment for any reason (or such earlier date as may be required by the Company), Executive shall return to the Company (i) all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Executive’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Executive’s possession relating to any Confidential Information (as defined below) including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and Executive shall not make or retain any copy or extract of any of the foregoing.

7.            Confidential Information; Non-Competition; Non-Solicitation. To protect the trade secrets and Confidential Information (as defined below) of the Company and its customers and clients that have been and will be entrusted to Executive, the business goodwill of the Company and its subsidiaries that will be developed in and through Executive and the business opportunities that will be disclosed or entrusted to Executive by the Company and its subsidiaries, and as an additional incentive for the Company to enter into this Agreement, Executive agrees as follows:

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(a)           Nondisclosure of Confidential Information. Executive acknowledges that it is the policy of the Company to maintain as secret and confidential (i) all valuable and unique information, (ii) other information heretofore or hereafter acquired by the Company, or any affiliated entity and deemed by it to be confidential, and (iii) information developed or used by the Company or any affiliated entity relating to the business, operations, employees and/or customers of the Company or any affiliated entity including, but not limited to, any employee information (all such information described in clauses (i), (ii) and (iii) above, other than information which is (w) known by Executive as a result of Executive’s extensive experience in the Business generally and not specific to the Company, (x) known to the public or becomes known to the public through no fault of Executive, (y) received by Executive on a non-confidential basis from a person that is not bound by an obligation of confidentiality to the Company or its affiliates, or (z) in Executive’s possession prior to receipt from the Company or its affiliates, as evidenced by Executive’s written records, is hereinafter referred to as “Confidential Information”). The parties recognize that the services to be performed by Executive pursuant to this Agreement are special and unique and that by reason of Executive’s employment by the Company, Executive has acquired and will acquire Confidential Information. Executive recognizes that all such Confidential Information is the property of the Company. Accordingly, Executive shall not, at any time during or after the Term, except in the proper performance of Executive’s duties under this Agreement, directly or indirectly, without the prior written consent of the Company, disclose to any Person (as defined below) other than the Company, whether or not such Person is a competitor of the Company, and shall use Executive’s best efforts to prevent the publication or disclosure of any Confidential Information obtained by, or which has come to the knowledge of, Executive prior or subsequent to the date hereof. Notwithstanding the foregoing or anything herein to the contrary, nothing contained herein shall prohibit Executive from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Executive’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. “Person” shall mean any individual, corporation, limited liability company, partnership, firm, or other business of whatever nature.

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(b)          Non-Competition.

(i)           During the Term and during the period beginning on the date on which Executive’s employment with the Company terminates for any reason and ending on the twelve-(12) month anniversary of the date on which the Term terminates for any reason (the “Restricted Period”), Executive shall not become (i) engaged in any manner, directly or indirectly, either alone or with any Person now existing or hereafter created, that is engaged in or preparing to engage in, the Business (as defined below), or any portion thereof, in any region in which the Company or any of its affiliates is then operating or has firm plans to operate (the “Geographic Area”), or (ii) directly or indirectly, as a shareholder, bondholder, lender, officer, director, employee, consultant or otherwise, perform services for, invest in, aid or abet or give information or financial assistance to any Person engaged in the Business, or any portion thereof, in the Geographic Area, or any portion thereof; provided, however, that this Section 7(b)(i) shall not be deemed to prohibit Executive from owning as an investment, directly or indirectly, up to two percent (2%) of the securities of any publicly-traded company in the Geographic Area, or any portion thereof. For purposes of this Agreement, “Business” shall mean the business of pumping, hauling, transporting and/or disposing of concrete, cement or aggregates and any other type of business that the Company, Eco-Pan or any of their respective subsidiaries pursues or engages in during the Restricted Period.

(ii)          If the covenants set forth in Section 7(b)(i) are determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great of a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to provide for the longest period of time, over the greatest geographic area and/or the broadest scope of activities and to otherwise have the broadest application, as shall be enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which the Business is being conducted.

(c)           Non-Solicitation of Customers and Suppliers. During the Restricted Period, Executive shall not, directly or indirectly, solicit or influence or attempt to solicit or influence any customers or suppliers of the Company or any of its affiliates to terminate or limit their relationship as customers or suppliers of the Company or any of its affiliates, or to divert their purchases, sales, supplies or other activities with respect to the Business to any other Person.

(d)          Non-Solicitation of Employees. During the Restricted Period, Executive shall not, either directly or indirectly (i) solicit for employment by any Person any employees, consultants, independent contractors or other service providers of the Company or any of its affiliates or (ii) solicit, canvass, induce or encourage any employee or consultant of the Company or any of its affiliates to leave the employment or consulting of or cease providing services to the Company or any of its affiliates; provided, however, that the foregoing clauses (i) and (ii) shall not apply to a general advertisement or solicitation (or any hiring pursuant to such advertisement or solicitation) that is not specifically targeted to such employees or consultants.

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(e)          Non-Disparagement. Executive agrees not to disparage the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing, during the Term or thereafter. The Company agrees not to disparage Executive and to instruct its officers and directors not to disparage Executive, either orally or in writing, during the Term or thereafter.

(f)           Remedies. Executive acknowledges and understands that Sections 7(a), (b), (c), (d) and (e) and the other provisions of this Agreement are of a special and unique nature, the breach of which cannot be adequately compensated for in damages by an action at law, and that any breach or threatened breach of such provisions would cause the Company irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach without the need to post bond therefor. Nothing contained in this Section 7 shall be construed as prohibiting the Company from pursuing, or limiting the Company’s ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by Executive. The provisions of Section 8 below relating to arbitration of disputes shall not be applicable to the Company to the extent it seeks a temporary or permanent injunction in any court to restrain Executive from violating Section 7(a), (b), (c), (d) or (e) hereof.

(g)          Continuing Operation, Survival. Except as specifically provided in this Section 7, none of the termination of Executive’s employment, the Term or this Agreement will have any effect on the continuing operation of this Section 7, and this Section 7 shall continue to apply in accordance with its terms during and after Executive’s employment with the Company, whether or not any other provisions of this Agreement remain in effect at such time.

8.            Arbitration.

(a)          Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (defined below), including without limitation any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to Executive’s employment or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (i) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; or (ii) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.

(b)          “Persons Subject to Arbitration” means, individually and collectively, (i) Executive, (ii) any person in privity with or claiming through, on behalf of or in the right of Executive, (iii) the Company, (iv) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (v) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.

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(c)          The arbitration shall take place before a single neutral arbitrator at the JAMS office in Denver, Colorado. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The arbitration shall be conducted in accordance with the JAMS rule applicable to employment disputes in effect at the time of the arbitration. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.

(d)           In the event of arbitration relating to this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs incurred by the prevailing party in connection with such arbitration (including, without limitation, reasonable legal fees in connection with such arbitration, including any litigation or appeal therefrom).

(e)          WAIVER OF TRIAL BY JURY OR COURT. EXECUTIVE AND COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.

(f)           WAIVER OF OTHER RIGHTS. EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(g)           This Section 8 shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes. To the extent any terms or conditions of this Section 8 would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 8. To the extent applicable law imposes additional requirements to allow enforcement of this Section 8, this Agreement shall be interpreted to include such terms or conditions.

9.            Successors. This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

10.          Directors’ and Officers’ Liability Insurance. During the Term and thereafter, the Company shall provide Executive with coverage under the Company’s directors’ and officers’ liability policy applicable to members of the Company’s Board and the Company’s officers, to the same extent as such coverage is provided to such members of the Board and officers.

11.          Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by reputable overnight courier or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

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If to Executive:

At Executive’s last known address

evidenced on the Company’s

payroll records.

If to the Company:

Brundage-Bone Concrete Pumping, Inc.

6475 Downing Street

Denver, CO 80229

Attn: Chief Executive Officer

  Chairman of the Board

with a copy (which shall not constitute notice) to:

PGP Investors, LLC

10250 Constellation Blvd, Suite 2230

Los Angeles, CA 90067

Attn: Mary Ellen Kanoff

or to such other address as any party may have furnished to the other in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt.

12.          Section 409A.

(a)           To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement and/or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, that this Section 12 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to create any liability on the part of the Company for any failure to do so. In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law.

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(b)          Any right to a series of installment payments pursuant to this Agreement, including without limitation the Severance, is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A- 1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A.

13.          Withholding. All payments hereunder will be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation and the Company and its affiliates shall be entitled to withhold any and all such taxes from amounts payable hereunder.

14.          Amendment; Waiver; Survival. No provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties under this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

15.          Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado without regard to its conflicts of law principles.

16.          Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

17.          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

18.          Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and will not affect its interpretation.

19.          Entire Agreement. This Agreement sets forth the final and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the Company and Executive, or any representative of the Company or Executive, with respect to the subject matter hereof.

20.          Further Assurances. The parties hereby agree, without further consideration, to execute and deliver such other instruments and to take such other action as may reasonably be required to effectuate the terms and provisions of this Agreement.

[Signature Page Follows]

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Executive hereby represents and warrants to the Company that (a) Executive is entering into this Agreement voluntarily and that the performance of Executive’s duties and responsibilities with the Company will not violate any agreement between Executive and any other person, firm, organization or other entity, and (b) Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party, in any case, that would be violated by Executive’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

BRUNDAGE-BONE CONCRETE PUMPING, INC.

By:	/s/ Bruce Young
Name: Bruce Young
Title: President and Chief Executive Officer

“EXECUTIVE”

/s/ Stephen De Bever
Stephen De Bever

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EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Brundage-Bone Concrete Pumping, Inc. (the “Company”), and its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, and the Americans With Disabilities Act.1 Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 6 of that certain Employment Agreement, dated as of August 4, 2017 (the “Employment Agreement”), which payments and benefits (among other good and valuable consideration) are provided in exchange for this Release, (ii) to any Claims for indemnification arising under any applicable indemnification obligation of the Company, or (iii) to any Claims which cannot be waived by an employee under applicable law.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

1  To be updated to reflect applicable law.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

A.	THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

B.	THE UNDERSIGNED HAS [TWENTY-ONE (21)][2] DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT. IF THE UNDERSIGNED SIGNS THIS RELEASE PRIOR TO THE EXPIRATION OF THE [TWENTY-ONE (21)] DAY PERIOD, THE UNDERSIGNED WAIVES THE REMAINDER OF THAT PERIOD. THE UNDERSIGNED WAIVES THE RESTARTING OF THE [TWENTY-ONE (21)] DAY PERIOD IN THE EVENT OF ANY MODIFICATION OF THIS RELEASE, WHETHER OR NOT MATERIAL; AND

C.	THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

If the undersigned wishes to revoke this Release, the undersigned must deliver written notice via facsimile or email, stating the undersigned’s intent to revoke to Mary Ellen Kanoff, Manager, at mkanoff@PeninsulaPacific.com, on or before 5:00 p.m. on the seventh (7th) day after the date on which you sign this Release. The Executive acknowledges that if the Executive revokes this Release, the undersigned will not receive any payments or benefits pursuant to Section 6(b) of the Employment Agreement.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

2 If multiple terminations are contemplated at the time of termination, this may need to be increased to 45 days.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this 7 day of August 2017

/s/ Stephen De Bever
Stephen De Bever